Exhibit 10.61
Amended & Restated
ASYST TECHNOLOGIES, INC.
INDEMNITY AGREEMENT
     This Indemnity Agreement (“Agreement”) is made and entered effective as of the December 31, 2008, by and between Asyst Technologies, Inc., a California corporation (the “Corporation”), and [___] (“Indemnitee”).
RECITALS
          Whereas, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available;
          Whereas, Indemnitee is a director and/or officer of the Corporation;
          Whereas, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;
          Whereas, the shareholders of the Corporation have adopted provisions in the Articles of Incorporation (the “Articles”) and the Bylaws (the “Bylaws”) of the Corporation providing for the indemnification of the directors, executive officers, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the California Corporations Code, as amended;
          Whereas, the Articles, the Bylaws and the California Corporations Code, by their non-exclusive nature, permit contracts between the Corporation and its directors, executive officers, officers, employees, agents and other affiliates with respect to indemnification of such persons; and
          Whereas, in recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance on the aforesaid Articles and Bylaws, (ii) specific contractual assurance that the protection promised by the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Corporation Board of Directors or acquisition transaction relating to the Corporation), and (iii) an inducement to continue to provide effective services to the Corporation as a director and/or officer, the Corporation wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under California law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.
Now, Therefore, the parties hereto agree as follows:
AGREEMENT
     1. Services to the Corporation. Indemnitee will continue to serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director, executive officer, officer, executive, employee, agent or other fiduciary of the Corporation or an affiliate thereof (including any employee benefit plan of the Corporation) faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly appointed, elected or employed and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Indemnitee’s office, employment, agency, service or affiliation in any such position (or at all).
Asyst D&O Indemnification Agreement

     2. Indemnity. Subject to a determination pursuant to Section 7 hereof, and except and to the extent as specifically excluded in Section 3 hereof, the Corporation hereby agrees fully to defend, hold harmless and indemnify Indemnitee:
          a. against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement, and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against Indemnitee (“Expenses”) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative, regulatory or investigative (including an action, suit or proceeding by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee (x) is, was or at any time becomes a director, executive officer, officer, executive, employee, agent or other fiduciary of the Corporation or an affiliate thereof (including any employee benefit plan of the Corporation), or (y) is or was serving or at any time served or serves at the request of the Corporation as a director, executive officer, officer, executive, employee, agent or other fiduciary of the Corporation or an affiliate thereof (including any employee benefit plan of the Corporation), of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Indemnifiable Event”); and
          b. otherwise to the fullest extent not prohibited by the Articles, the Bylaws, the Code or any other law, statute or administrative or regulatory rule then applicable to the Corporation.
     3. Limitations on Indemnity. The Corporation will not defend, hold harmless or indemnify Indemnitee, and has no obligation, duty or liability whatsoever to Indemnitee, hereunder or otherwise, with respect to and to the extent of any claim or claims made in connection with the matters set forth in subsections (a) through (k) (whether the Corporation has provided Indemnitee notice of such matters or whether the Corporation has suspended or terminated Indemnitee’s employment on the basis of any such matters):
          a. on account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
          b. on account of Indemnitee’s conduct from which Indemnitee derived an improper personal benefit or gain;
          c. on account of Indemnitee’s conduct contrary to the best interests of the Corporation or its shareholders or that involved the absence of good faith on the part of Indemnitee;
          d. on account of Indemnitee’s conduct that constituted intentional misconduct or a knowing and culpable violation of law;
          e. on account of Indemnitee’s conduct that showed a reckless disregard for the Indemnitee’s duty to the Corporation or its shareholders in circumstances in which Indemnitee was aware, or should reasonably have been aware, in the ordinary course of performing Indemnitee’s duties, of a risk of serious or intended harm to the Corporation or its shareholders;
          f. on account of Indemnitee’s conduct that constituted a pattern of inattention that amounted to an abdication of the Indemnitee’s duty to the Corporation or its shareholders;
          g. on account of Indemnitee’s conduct which constituted a violation of the Indemnitee’s duties under Sections 310 or 316 of the California Corporations Code;
          h. for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;
Asyst D&O Indemnification Agreement

          i. if indemnification is not lawful under law, statute or administrative rule or governmental regulation or order applicable to the Corporation, including the California Corporations Code, as amended (collectively, the “Code”) (and, in this respect, both the Corporation and Indemnitee have been here advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication);
          j. with respect to any claim by or in the right of the Corporation:
               i. if the Indemnitee is adjudged to be liable to the Corporation in performance of the Indemnitee’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such claim is or was pending shall determine upon application that, in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses, and then only to the extent and in the event that the court shall determine;
               ii. for expenses incurred in defending a pending claim which is settled or otherwise disposed of without court approval; or
               iii. for amounts paid in settling or otherwise disposing of a pending claim without court approval; and
          k. to the extent, but only to the extent, that indemnification with respect to such claim (x) would be inconsistent with the Articles or Bylaws, or a resolution of the shareholders or agreement of the Corporation prohibiting or otherwise limiting such indemnification and in effect at the time of the accrual of the action or (y) would be inconsistent with any condition expressly imposed by a court or administrative or regulatory authority or agency having competent jurisdiction over the Corporation or a relevant aspect of the Corporation’s operations in approving a settlement, unless Indemnitee has been successful on the merits or unless the indemnification has been approved by the shareholders of the Corporation in accordance with Section 153 of the California Corporations Code (with the shares of the Indemnitee not being entitled to vote thereon).
Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any proceeding initiated by Indemnitee against, or any proceeding between Indemnitee and, the Corporation or its directors, executive officers, officers, employees or other agents, unless (i) such indemnification is expressly required by law to be provided by the Corporation, (ii) such indemnification was authorized by the Board of Directors of the Corporation, (iii) the Corporation has joined in or the Board has authorized the initiation of such proceeding (iv) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (v) the proceeding is one to enforce indemnification rights as provided in Section 5, below.
     4. Continuation of Indemnity. All agreements, obligations and liabilities of the Corporation contained herein shall continue during the period Indemnitee is a director, executive officer, officer, executive, employee, agent or other fiduciary of the Corporation or an affiliate thereof (including any employee benefit plan of the Corporation) (or is serving or had served at the request of the Corporation as a director, executive officer, officer, executive, employee, agent or other fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee had served in the capacity referred to herein.
     5. Notification and Defense of Claim. Not later than thirty (180) days after receipt by Indemnitee of notice of the commencement of any Indemnifiable Event asserting an indemnified matter for which Indemnitee seeks the benefits or protections provided under this Agreement, Indemnitee will, if a claim for indemnification under this Agreement in respect thereof is to be made against the Corporation, provide written notice to the Corporation of the commencement thereof in reasonably sufficient detail to demonstrate the facts and circumstances establishing an
Asyst D&O Indemnification Agreement

Indemnifiable Event. Failure to provide the Corporation with reasonably prompt and timely notice will relieve it from any obligation or liability whatsoever which the Corporation may have to Indemnitee under this Agreement. Within sixty (60) days of receipt of any such timely notice, the Corporation will provide notice to Indemnitee in writing to indicate whether and to what extent it will provide indemnification under this Agreement. With respect to any such Indemnifiable Event as to which Indemnitee notifies the Corporation of the commencement thereof:
          a. the Corporation will be entitled to participate therein at its own expense.
          b. except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel chosen by the Corporation but reasonably satisfactory to Indemnitee. After written notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise, as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the sole expense and liability of Indemnitee, without right or recourse against the Corporation, unless and to the extent: (i) the employment of counsel by Indemnitee has been authorized in writing by the Corporation or (ii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses reasonably and actually incurred of Indemnitee’s separate counsel shall be at the expense of the Corporation.
          c. the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding claim effected by Indemnitee or any third party without the Corporation’s written consent. The Corporation shall be permitted to settle any action, suit or proceeding with respect to an indemnified matter, except that it shall not settle any action, suit or proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.
          d. it shall be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement that it is not permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed.
          e. for purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. For purposes of any determination of good faith under any applicable standard of conduct, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Corporation or the Board or any committee of the Board. The provisions of the preceding sentence shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct.
          f. if Indemnitee has provided timely written notice to the Corporation of an Indemnifiable Event in accordance with this Section 5, and the Corporation fails to respond in writing within sixty (60) days thereafter, then Indemnitee shall have the right to enforce its indemnification rights under this Agreement. The Corporation hereby consents to service of process and to appear in any such proceeding. The Corporation shall be precluded from asserting in any such proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this
Asyst D&O Indemnification Agreement

Agreement. The remedy provided for in this Section 5 shall be in addition to any other remedies available to Indemnitee at law or in equity.
     6. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses actually and reasonably incurred by Indemnitee in connection with such proceeding within thirty (30) days of receipt of a written undertaking by or on behalf of Indemnitee to repay said amounts if it shall be determined ultimately that Indemnitee is not entitled to be an Indemnifiable Event or indemnifiable under the provisions of this Agreement, the Bylaws, the Articles, the Code or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 7, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum comprising the then-serving directors who are not parties to the proceeding (or, if no such quorum exists, by independent legal counsel mutually acceptable to both the Corporation and Indemnitee in a written opinion) that the facts known to the decision-making party at the time such determination is made that such person acted in bad faith or in a manner that such person did not believe to be in the best interests of the Corporation and its shareholders, or that the claim is not an indemnified matter hereunder.
          a. The Corporation shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement or under applicable law or the Corporation’s Articles or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court of competent jurisdiction over such action determines that the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; and/or (ii) recovery under directors’ and officers’ liability insurance policies maintained by the Corporation; but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.
          b. Notwithstanding the foregoing, to the extent the Indemnitee has been successful on the merits or otherwise in the defense of any proceeding which constitutes an Indemnifiable Event under this Agreement, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. This section shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to this Agreement.
          c. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
     7. Determination by the Corporation. To the extent required by the Code, promptly after receipt of a request for indemnification hereunder made by Indemnitee (and in any event within 90 days from such request), the Corporation shall make a reasonable, good faith determination as to whether indemnification of Indemnitee is proper under the Code by means of:
          a. a majority vote of a quorum comprising the then-serving directors who are not parties to such proceeding;
          b. if such quorum is not obtainable, by independent legal counsel in a written opinion; or
          c. approval or ratification by the affirmative vote of a majority of the shares of the Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by written consent of a majority of the outstanding shares entitled to vote; where in each case the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.
Asyst D&O Indemnification Agreement

Such determination shall be reasonably made in good faith by the decision-making party based upon the facts known to the decision-making party at the time such determination is made and the reasonable understanding of the decision-making party of the scope and limits of this Agreement and the respective rights and obligations of the Corporation and Indemnitee hereunder.
     8. Enforcement by Arbitration Only. Any right to indemnification or advances granted by this Agreement to Indemnitee, and any other dispute between Indemnitee and the Corporation arising from or relating to any right or obligation hereunder, shall be resolved exclusively by binding non-appealable arbitration under the auspices of the American Arbitration Association (“AAA”), and pursuant to the AAA civil arbitration and discovery rules then in-effect.
          a. neither the Corporation nor Indemnitee shall be liable to, or entitled to recover from, the other, for any claim, cause or action, suit or proceeding relating to any right or obligation hereunder, any incidental, special, consequential or exemplary damages of any kind, including punitive damages. The Corporation shall be entitled to raise by pleading as an affirmative defense to any action for which a claim for indemnification is made hereunder that Indemnitee is not entitled to indemnification.
          b. the arbitrator also will not have jurisdiction or authority to award attorneys’ fees or costs to either party for any claim, cause, action, suit or proceeding unless and to the extent a statute at issue which is the basis for the claim, cause, action, suit or proceeding expressly authorizes the award of attorneys’ fees and costs to the prevailing party. In this instance only, the arbitrator shall have the authority to make an award only of reasonable attorneys’ fees and costs to the prevailing party, and to the extent and in the manner permitted by the statute applicable to such claim, cause, action, suit or proceeding; however, any award of fees and costs will be limited to the amount of reasonable fees and costs actually incurred and which bear a reasonable relation to the prevailing party’s actual recovery.
          c. neither the failure of the Corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its shareholders or independent legal counsel) that such indemnification is improper shall be a defense to the action, be admissible as evidence of an intention or expectation of indemnity hereunder, or create a presumption that Indemnitee is or is not entitled to indemnification under this Agreement or otherwise.
          d. in the event entered between the parties (and as thereafter amended from time to time), the terms and conditions of the Agreement to Arbitrate Disputes and Claims shall govern such arbitration, be binding on the Corporation and Indemnitee, shall be deemed incorporated herein by reference as a material part of this Agreement, and (to the extent expressly contrary) shall supersede the foregoing.
     9. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
     10. Liability Insurance. For the duration of Indemnitee’s service as a director and/or officer of the Corporation, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Event by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Corporation that is at least substantially comparable in scope and amount to that provided by the Corporation’s current policies of directors’ and officers’ liability insurance. Notwithstanding the foregoing, the Corporation shall not be required to maintain said policies of directors’ and officers’ liability insurance during any time period in which such insurance is not reasonably available or if it is determined in good faith by the then directors of the Corporation either that: (a) the premium cost of such insurance is substantially disproportionate to the
Asyst D&O Indemnification Agreement

amount of coverage provided thereunder, or (b) the protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.
     11. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquired under any statute, provision of the Code or of the Articles or Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.
     12. Survival of Rights.
          a. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, executive officer, officer, executive, employee, agent or other fiduciary of the Corporation or an affiliate thereof (or to serve at the request of the Corporation as a director, executive officer, officer, executive, employee, agent or other fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.
          b. The Corporation shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, expressly to assume and agree. by written agreement in form and substance satisfactory to Indemnitee, to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any proceeding, and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil or criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein..
     13. Severability/Separability.
          a. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others. Accordingly, if any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (a) the remaining provisions shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.
          b. If this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Articles, the Bylaws, the Code or any other applicable law.
     14. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.
     15. Governing Law/Jurisdiction/Venue. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California as if a contract entered into in California, between California residents and to be performed entirely within California. The Indemnitee and the Corporation intend that any disputes arising from or relating to any right or obligation hereunder be resolved exclusively by binding non-appealable arbitration, as provided in Section 8. However, if for any reason a party should otherwise be required to commence litigation in a civil proceeding, the Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that
Asyst D&O Indemnification Agreement

any action or proceeding arising out of or in connection with this Agreement may be brought in the Superior Courts of the State of California, (ii) consent to submit to the jurisdiction of the Superior Courts of the State of California for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Superior Courts of the State of California, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Superior Courts of the State of California has been brought in an improper or inconvenient forum.
     16. Amendment and Termination; Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
     17. Contribution. To the fullest extent permissible under applicable law, whether or not the indemnification provided for in this Agreement is available to Indemnitee for any reason whatsoever, the Corporation shall pay all or a portion of the amount that would otherwise be incurred by Indemnitee for Expenses in connection with any claim relating to an Indemnifiable Event, as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
     18. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.
     19. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
     20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:
a.	if to Indemnitee, at the address indicated below Indemnitee’s signature hereunder (or such last address provided by Indemnitee to the Corporation).

b.	if to the Corporation, to
Asyst Technologies, Inc.
46897 Bayside Parkway
Fremont, CA 94538
Attn: Chief Executive Officer
          General Counsel
or to such other address as may have been later furnished to Indemnitee by the Corporation.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.
ASYST TECHNOLOGIES, INC.
Asyst D&O Indemnification Agreement

By:	/s/ Stephen S. Schwartz
Stephen S. Schwartz
Chief Executive Officer Chair, Board of Directors

INDEMNITEE

Address:
Asyst D&O Indemnification Agreement